T.RowePrice

T. Rowe Price Active Crypto ETF (TKNZ)

Social Media

Tim Lemke
Sr. Editor

Mary Knepper
Sr. Designer

LinkedIn

Post copy:
Are your clients curious about crypto, but unsure how to build a portfolio? Our new TKNZ solution offers access to multiple tokens and professional management, so you can step confidently into crypto.

Click here for full prospectus information. <Insert URL>

Headline:
Turn crypto questions into client opportunities.


T.RowePrice
Multiple tokens. Actively managed.
Get broad crypto exposure and let us do the work.
Discover the T. Rowe Price Active Crypto ETF
TKNZ
T.RowePrice

Animation: Tokens rotate around man, then begin to sort themselves into "managed " piles. Text has intro/exit animations.

Reddit

Post copy:
Investing in crypto shouldn't feel like a full-time job. With TKNZ, you can let us do the work.

Click here for full prospectus information. <Insert URL>


T.RowePrice
Too many tokens to track?
We built a multi-token solution that simplifies crypto investing.
Discover the convenience of the T. Rowe Price Active Crypto ETF
TKNZ
T.RowePrice

Animation: Tokens rotate around man, then begin to sort themselves into "managed " piles. Text has intro/exit animations.

LinkedIn

Post copy:
Is it possible to build a diversified crypto portfolio without the hassle? Access our deep crypto knowledge and disciplined management in a convenient package.

Click here for full prospectus information. <Insert URL>

Headline:
Diversified crypto. Professional management.


T.RowePrice
Step confidently into crypto
And let us handle the hard part
Discover the T. Rowe Price Active Crypto ETF
TKNZ
T.RowePrice

Animation: Woman walks confidently along a path. Text has intro/exit animations.

Reddit

Post copy:
Crypto investing shouldn't be a chore. Now we're offering a convenient path to broad token exposure.

Click here for full prospectus information. <Insert URL>


T.RowePrice
Access the possibilities of crypto
Without the extra steps.
Explore the benefits of the T. Rowe Price Active Crypto ETF
TKNZ
T.RowePrice

Animation: Woman stands looking at a winding path that straightens out for her to easily walk across. Text has intro/exit animations.

LinkedIn

Post copy:
It's OK if you aren't a crypto expert. We are. Your clients can now get a portfolio of tokens in a convenient way, backed by the strength of the T. Rowe Price active approach.

Click here for full prospectus information. <Insert URL>

Headline:
A smarter way into crypto


T.RowePrice
Where crypto meets active management
Explore a solution offering multiple tokens and a disciplined approach
Discover the T. Rowe Price Active Crypto ETF
TKNZ

Animation: Tokens fall from one hand into another. As they collect in the lower hand, they morph into a pie chart representing our solution/approach. Text has intro/exit animations.

Reddit

Post copy:
We deliver crypto investing without the hassle. Just professional management.

Click here for full prospectus information. <Insert URL>


T.RowePrice
Crypto keys and wallets are headaches
Our solution takes away the pain
TKNZ
Learn how easy crypto can be with the T. Rowe Price Active Crypto ETF
TKNZ

Animation: Thumb scrolls through complex list in crypto wallet, then screen changes to reveal just the one TKNZ ETF. Text has intro/exit animations.

LinkedIn

Post copy:
If your clients are asking about crypto but don't know where to start, this is the solution they need. With TKNZ, investors can get broad token exposure in a hassle-free way.

Click here for full prospectus information. <Insert URL>

Headline:
Be ready when clients ask about crypto


T.RowePrice
The way to get crypto if you don't "get" crypto
T.RowePrice
Get started with our active, disciplined approach
T.RowePrice
Discover the T. Rowe Price Active Crypto ETF TKNZ
T.RowePrice

Animation: Text intro and exit animations. Text is all regular font upon entry, then key words slant to italics as part of the animation.

Reddit

Post copy:
Are you crypto curious?
Get crypto confident with our actively managed solution.

Click here for full prospectus information. <Insert URL>


T.RowePrice
The way to get crypto if you don't "get" crypto
T.RowePrice
You get the exposure, we manage the complexity
T.RowePrice
Discover the T. Rowe Price Active Crypto ETF TKNZ
T.RowePrice

Animation: Text intro and exit animations. Text is all regular font upon entry, then key words slant to italics as part of the animation.

Thank You